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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                           --------------------

                                 FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           --------------------

                        MARKWEST ENERGY PARTNERS, L.P.
            (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                               APPLIED FOR
(State of Incorporation or Organization)   (IRS Employer Identification No.)


                      155 INVERNESS DRIVE WEST, SUITE 200
                          ENGLEWOOD, COLORADO  80112
             (Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.: /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates:
333-81780.

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                              Name Of Each Exchange On Which
To Be So Registered                              Each Class Is To Be Registered
-------------------                              ------------------------------
Common units representing limited                    American Stock Exchange
partnership interests

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby are the common units representing limited partnership interests (the "Common Units") of MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Company").

         A description of the Company's Common Units will be set forth under the captions "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Tax Considerations" in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Company's Registration Statement on Form S-1 (Registration No. 333-81780) (the "Form S-1 Registration Statement"), initially filed with the Securities and Exchange Commission on January 31, 2002. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.     Description
-----------     -----------

    1.          Company's Registration Statement on Form S-1 (Registration
                No. 333-81780), as filed with the Securities and Exchange
                Commission on January 31, 2002 -- incorporated herein by reference.

    2. Certificate of Limited Partnership of the Company -- incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

    3. Form of Amended and Restated Agreement of Limited Partnership of the Company, which is included as Appendix A to the prospectus included in the Registration Statement on Form S-1.



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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        MARKWEST ENERGY PARTNERS, L.P.



Date: February 14, 2002                 By:  /S/   GERALD A. TYWONIUK
                                           ------------------------------------
                                            Name:  Gerald A. Tywoniuk
                                            Title: Chief Financial Officer



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